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                                                                    EXHIBIT 21.1


                                   DYAX CORP.

                           SUBSIDIARIES OF THE COMPANY

NAME                          PARENT                        STATE OR COUNTRY OF INCORPORATION
----                          ------                        ---------------------------------
Dyax Holdings B.V.            Dyax Corp.                    Netherlands

Dyax B.V.                     Dyax Holdings B.V.            Netherlands

Dyax S.A.                     Dyax Corp.                    Belgium